Exhibit 3.4

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “SILICON GRAPHICS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF AUGUST, A.D. 2008, AT 5:03 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:03 PM 08/27/2008
FILED 05:03 PM 08/27/2008
SRV 080907842 - 2100752 FILE

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

Silicon Graphics, Inc.                                                                                                                                   , a

corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.	The name of the corporation is Silicon Graphics, Inc.
2.	That a Certificate of Change of Registered Agent and/or Registered Office (Title of Certificate Being Corrected)
was filed by the Secretary of State of Delaware on February 26, 2008 and that said Certificate requires a correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3.	The inaccuracy or defect of said Certificate is: (must be specific)
The Certificate was filed in error due to a misunderstanding between Silicon Graphics, Inc. and Corporation Service Company. At the time the prior Certificate was filed no formal Board approval had been granted.
4.	The Certificate of Change of Registered Agent and/or Registered Office should be rendered null and void.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 27th day of August, A.D. 2008.

By:
Authorized Officer

Name:	Barry J. Weinert
Print or Type

Title:	Vice President, General Counsel and Secretary

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF “SILICON GRAPHICS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF AUGUST, A.D. 2008, AT 5:04 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:03 PM 08/27/2008
FILED 05:04 PM 08/27/2008
SRV 080907976 - 2100752 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

SILICON GRAPHICS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

SILICON GRAPHICS, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on August 27, 2008

Name:	Barry J. Weinert
Title:	Vice President, General Counsel and Secretary